Exhibit 107.1
Calculation of Filing Fee Tables
Registration Statement on Form S-3
(Form Type)
Wag! Group Co.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

Security Type		Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (“Common Stock”)		(1)(2)	(1)	(3)
	Equity	Preferred Stock, par value $0.0001 per share		(1)(2)	(1)	(3)
	Debt	Debt Securities		(1)	(1)	(1)
	Other	Warrants		(1)	(1)	(3)
	Other	Purchase Contracts		(1)	(1)	(3)
	Other	Units		(1)	(1)	(3)
	Unallocated (Universal) Shelf	-	457(o)	(1)(2)	(1)	$50,000,000(3)	0.0001102	$5,510
Fees to Be Paid	Equity	Common Stock	457(c)	16,179,004(4)	$2.02 (5)	$32,681,589 (5)	0.0001102	$3,602

Total Offering Amounts						$82,681,589		$9,112
Total Fees Previously Paid								-
Total Fee Offsets(6)								-
Net Fee Due								$9,112
(1)An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.
(2)Includes rights to acquire Common Stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of debt securities or preferred stock or upon exercise of Common Stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to the unallocated (universal) shelf will not exceed $50,000,000.
(4)Consists of 16,179,004 shares of Common Stock registered for resale, which are beneficially owned by certain former stockholders of Wag Labs, Inc. (“Legacy Wag!”).

(5)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low prices for a share of the Company’s Common Stock as reported on the Nasdaq Global Market on August 30, 2023, which date is within five business days prior to the filing of this Registration Statement.
(6)The Company does not have any fee offsets.
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(7)	Maximum Aggregate Offering Price of Securities Previously Registered(8)	Form Type	File Number	Initial Effective Date
Equity	Common Stock	16,395,564(9)	$80,502,219.24(10)	S-1	333-267405	11/4/22
Equity	Common Stock	13,375,339(11)	$65,672,914.49(10)	S-1	333-267405	11/4/22
Other	Warrants to Purchase Common Stock	3,695,564(12)	(13)	S-1	333-267405	11/4/22
(7)Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may be issuable as a result of any stock dividend, stock split, recapitalization or similar transaction.
(8)No registration fee is payable in connection with the offer and sale of these securities by the selling securityholders pursuant to this Registration Statement because such transactions were previously registered on a Registration Statement on Form S-1 (File No. 333-236041) originally filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2022 and initially declared effective on November 4, 2022 (as amended and/or supplemented, the “Prior Registration Statement”) and such securities are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.
(9)Consists of (i) up to 3,895,564 shares of Common Stock issuable upon the exercise of warrants (the “Private Placement Warrants”) originally issued in a private placement to CHW Acquisition Sponsor, LLC in connection with the initial public offering of CHW Acquisition Corporation (“CHW”) and (ii) up to 12,500,000 shares of Common Stock issuable upon the exercise of warrants originally issued in the initial public offering of CHW.
(10)Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock of Wag! Group Co. on the Nasdaq Global Market on September 9, 2022 (such date being within five business days of the date that the Registration Statement on Form S-1 was first filed with the SEC) in accordance with Rule 457(c) of the Securities Act.
(11)Consists of (i) up to 440,135 shares of Common Stock issued in a private placement pursuant to subscription agreements entered into on February 2, 2022, (ii) up to 3,895,564 shares of Common Stock issuable upon exercise of the Private Placement Warrants, (iii) up to 30,172 shares of Common Stock issued pursuant to the net exercise of the warrants issued to a lender in 2017, (iv) up to 2,842,973 shares of Common Stock (including shares issuable upon the exercise of convertible securities) pursuant to that certain Amended and Restated Registration Rights Agreement, dated August 9, 2022, between the Company and the selling securityholders granting such holders registration rights with respect to such shares and (v) up to 6,166,495 shares of Common Stock issued or issuable upon the exercise of options and restricted stock units originally issued to officers and directors of Legacy Wag!.
(12)Consists of warrants to purchase 3,695,564 shares of Common Stock (the “Resale Warrants”).
(13)In accordance with Rule 457(g) of the Securities Act, the entire registration fee for the Resale Warrants is allocated to the shares of Common Stock underlying the Resale Warrants, and no separate fee was payable for the Resale Warrants.